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                                   Exhibit 21

                   Subsidiaries of Mahaska Investment Company

                                                                        State or Other
                                             Name Under                 Jurisdiction
                                             Which Doing                in which
Subsidiary Name                              Business                   Incorporated
---------------                              -----------                --------------
Mahaska State Bank                           ----                       Iowa

Central Valley Bank                          ....                       United States

On-Site Credit Services, Inc.                ----                       Iowa

Pella State Bank                             ----                       Iowa